                                                                      Exhibit 11


                     COMPUTATION OF EARNINGS PER SHARE

   The table below presents information necessary for the computation of loss per share of Common Stock on a primary basis for the nine months ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996.

                                                                 Nine Months Ended March 31,           Years Ended June 30,
                                                                ----------------------------      ----------------------------
                                                                    1998            1997             1997              1996
                                                                -----------      -----------      -----------      -----------
Net loss applicable to shares of common stock                   ($4,485,000)     ($2,380,322)     ($3,349,614)     ($3,241,762)

Average number of shares of Common Stock outstanding             41,472,274       34,793,954       33,803,045       30,875,600

COMMON STOCK EQUIVALENTS (SEE NOTE.)                                      -                -                -                -

                                                                --------------------------------------------------------------
Total shares of Common Stock and Common Stock equivalents.       41,472,274       34,793,954       33,803,045       30,875,600
                                                                --------------------------------------------------------------
                                                                --------------------------------------------------------------

NET LOSS PER COMMON SHARE                                             $(.11)           $(.07)           $(.10)           $(.11)
                                                                --------------------------------------------------------------
                                                                --------------------------------------------------------------

Common Stock equivalents are considered anti-dilutive because of net losses incurred by the Company and therefore only primary loss per share is shown.